                                                                   Exhibit 10(g)

                           SOFTWARE LICENSE AGREEMENT



                                     between



                             GULTON INDUSTRIES, INC.


                                       and


                            MARK IV INDUSTRIES, INC.




                          Dated as of February 10, 1997

                           SOFTWARE LICENSE AGREEMENT

            This Software License Agreement (this "Agreement") is made and entered into as of this 10th day of February, 1997, by and between Mark IV Industries, Inc., a Delaware corporation ("Mark IV") and Gulton Industries, Inc., a Delaware corporation ("Gulton").

                              W I T N E S S E T H:

            WHEREAS, Mark IV, Mark IV PLC, a United Kingdom corporation, Gulton and Greenwich Street Audio, LLC, a Delaware limited liability company have entered into a Purchase Agreement, dated as of December 12, 1996, and amended as of December 18, 1996 (the "Purchase Agreement"), providing, among other things, for the execution and delivery of this Agreement (capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Agreement); and

            WHEREAS, Mark IV, by itself and through its Affiliates (as defined below), including the Audio Products Group Companies, has developed and owns certain rights in the Licensed Software (as defined below) used by the Audio Products Group; and

            WHEREAS, Mark IV acknowledges that Gulton and its Affiliates authored portions of the Licensed Software, that such portions are joint works within the meaning of 17 U.S.C. Section 101, and that Gulton owns certain rights therein and thereto by virtue of its authorship;

            WHEREAS, Mark IV desires to license Gulton and Gulton desires to obtain throughout the world (the "Territory") for itself and any Affiliate, including the Audio Products Group Companies, a nonexclusive, royalty-free, perpetual right and license, subject to the terms and conditions contained herein, to those portions of the

Licensed Software not authored by Gulton for use in connection with the Audio Products Business;

            NOW, THEREFORE, for and in consideration of the mutual premises and covenants hereinafter contained, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

            1.1 "Licensed Software" means the computer programs, as they exist on the date hereof, and any and all intellectual property rights therein and thereto in all forms and media, including but not limited to source code, object code, printed listings of code, copies on magnetic media and any existing derivative works, data and documentation, algorithms, formulas, flow charts, logic diagrams, computations, listings, instructions, statements, written graphics, photographic, optic, electric, magnetic or electromagnetic forms, developed by Mark IV or any Affiliate thereof (other than Gulton), and related to, used in, held for use in connection with, necessary for the conduct of or otherwise material to the operations of the Audio Products Group, including but not limited to the computer programs listed on the attached Schedule A.

            1.2 "Affiliate" shall mean, with respect to any person, (i) any person that directly or indirectly controls, is controlled by or under common control with, such person, or (ii) any director, officer, partner, member or employee of such person.

                                    SECTION 2
                                     LICENSE

            2.1 License Grant. (a) Subject to the terms and conditions set forth in this Agreement, Mark IV hereby grants to Gulton and Gulton hereby accepts a nonexclusive, perpetual, irrevocable, royalty-free and fully paid-up right and license throughout the Territory to use, access, reproduce, distribute, display, compile, modify and prepare derivative works from the Licensed Software, for the internal use (except as provided herein) of Gulton and its Affiliates (the "License"); provided, however, that neither Gulton nor Mark IV shall have any rights to derivative works developed after the date hereof by the other party. Mark IV acknowledges that Gulton currently possesses a copy of the source code for the Licensed Software.

            (b) The License granted herein permits Gulton to make any number of copies of the Licensed Software and use the Licensed Software on any number or type of processing units (CPUs) at any number of installations throughout the world, including without limitation data center installations owned and/or operated by third parties under contract to provide data center services for Gulton or any of its Affiliates.

            2.2 Sublicenses. Gulton may sublicense any and all of the rights to the Licensed Software granted hereunder to any present or future Affiliates of Gulton for the internal use of such Affiliate, provided, however, that Gulton shall remain responsible for all use of the Licensed Software by such sublicensees.

            2.3 Export Controls. From and after the date hereof, the parties agree that each party shall be responsible for obtaining any export license or other permission to transfer the Licensed Software to its respective Affiliates outside of the United States. Each party agrees to indemnify the other party against any liability to the United States or other government arising out of such export.

            2.4 Third Party License. Gulton acknowledges that nothing herein shall be construed as a license to any operating software owned by IBM for the AS/400, that Gulton will need to obtain a separate license from IBM to use such operating software and that Mark IV has no obligation to Gulton to assist it in obtaining such a license from IBM.

                                    SECTION 3
                                USER RESTRICTIONS

            3.1 No Third Party Use. Except as otherwise provided in this Agreement (including but not limited to Section 2.2 hereunder), Gulton agrees not to disclose, publish, release, or transfer to any other person or entity any Licensed Software without Mark IV's prior written consent (except to its Affiliates and to third party contractors who agree in writing to hold the Licensed Software in confidence).

            3.2 Use of Copyright Notice. Gulton agrees to reproduce and include the copyright notice and any other legend now existing on any copies of the Licensed Software. Gulton may add its own proprietary notices to the Licensed Software with respect to those portions authored by Gulton and its Affiliates.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

            4.1 Ownership of Licensed Software. Mark IV represents and warrants that it owns, individually or jointly, all right, title and interest in and to the Licensed Software, that no consents are necessary in respect of the Licensed Software, or the source code therefor, in connection with the licensing to Gulton of the Licensed Software pursuant to this Agreement and that it has the right and authority to grant to Gulton the rights granted to the Licensed Software in accordance with this Agreement free and clear of all liens and encumbrances.

            4.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN,
(i) MARK IV DISCLAIMS ANY AND

ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, MADE WITH RESPECT TO THE LICENSED SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND
(ii) MARK IV SHALL NOT BE LIABLE WITH RESPECT TO THE LICENSED SOFTWARE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER ANY WARRANTY OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CON SEQUENTIAL LOSS OR DAMAGE WHATSOEVER, OR FOR LOSS OR DAMAGE TO THE FACILITIES, LOSS OF USE OR LOSS OF OR DAMAGE TO EQUIPMENT, COST OF CAPITAL, LOSS OF PROFITS OR REVENUES OR THE LOSS OF USE THEREOF.

                                    SECTION 5
                                  MISCELLANEOUS

            5.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law doctrine.

            5.2 Entire Agreement. This Agreement, including the Schedule hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, between the parties with respect to the subject matter hereof.

            5.3 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

            5.4 No Duty to Account. Each party hereby agrees to waive for itself and its Affiliates any obligation that the other party or its Affiliates account for any profits arising from any joint works created by the parties hereto or any of their respective Affiliates.

            5.5 Severability. The invalidity, illegality or unenforceability of any provision, term, or agreement contained in or made a part of this Agreement in a particular jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of the provision, term or agreement at issue in any other jurisdiction, and the parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provision, term or agreement with a valid, legal and enforceable provision in such jurisdiction that has the effect nearest to that of the provision, term, or agreement being replaced.

            5.6 Relationship of the Parties. The parties are independent contractors with respect to each other and nothing herein shall be construed to create an association, partnership, joint venture, employer-employee or agency relationship between them.

            5.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that, either party and their respective permitted assigns may assign its rights and obligations under this Agreement to (a) any buyer of the operations and businesses utilizing the Licensed Software, (b) any Affiliate or subsidiary or
(c) any lender to Gulton or any subsidiary or affiliate thereof as security for obligations to such lender, provided, that no assignment to any such lender shall in any way affect Gulton's obligations or liabilities under this Agreement.

            5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

            5.9 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

            5.10 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) if delivered by hand, when delivered; (b) if sent by telex, telecopy or cable (and confirmed by telephone) or by overnight delivery, when received, or (c) if sent by mail, five days after being mailed, certified or registered mail, with postage prepaid:

            (a)   If to Gulton, to:

                  Gulton Industries, Inc.
                  602 Cecil Street
                  Buchanan, Michigan 49107
                  Attention: Robert D. Pabst
                  Telecopy: (616) 695-4709

                  With a copy to:

                  Andrew L. Sommer, Esq.
                  Debevoise & Plimpton
                  875 Third Avenue
                  New York New York 10022
                  Telecopy: (212) 909-6836

or to such other person or address as Gulton shall furnish to Mark IV in writing.

            (b)   If to Mark IV, to:

                  Mark IV Industries, Inc.
                  One Towne Centre
                  501 John James Audubon Parkway
                  Amherst, NY  14226
                  Attention: John J. Byrne
                  Telecopy:

                  With a copy to:

                  Gerald S. Lippes, Esq.
                  Lippes, Silverstein, Mathias & Wexler LLP
                  700 Guaranty Building
                  28 Church Street
                  Buffalo, NY  14202
                  Telecopy: (716) 853-5199

or to such other person or address as Mark IV shall furnish to Gulton in writing.

            All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

            5.11 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

            5.12 Waiver of Compliance. Any failure of either party thereto to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President or a Vice President of such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            5.13 Further Assurances. Each of the parties hereto agrees to take all further actions and to execute and deliver, in the name and on behalf of Gulton or Mark IV, as the case may be, all such documents and do, in the name and on behalf of Gulton or Mark IV, as the case may be, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest, in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the other party and otherwise to carry out the purposes of this Agreement.

            5.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one agreement.

            5.15 Construction of this Agreement. In any construction of this Agreement, the Agreement shall not be construed against any party based upon the identity of the drafter of the Agreement or any provision of it.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first hereinabove set forth.


                        MARK IV INDUSTRIES, INC.


                        By: /s/ JOHN J. BYRNE
                            ---------------------------------
                            Name: John J. Byrne
                            Title: Vice President and
                                   Chief Financial Officer



                        GULTON INDUSTRIES, INC.


                        By: /s/ CHRISTINE K. VANDEN BEUKEL
                            ---------------------------------
                            Name: Christine K. Vanden Beukel
                            Title: VP & Secretary

                                   SCHEDULE A

                                Licensed Software

            Mark IV Audio in the United States has two IBM AS/400's located in Buchanan, Michigan and Oklahoma City, Oklahoma. These two AS/400's run internally developed "homegrown" software which is written in RPG III. Source code is maintained on each AS/400 for the applications running on that AS/400 and is maintained by the Information Systems staff based in Buchanan, Michigan and Oklahoma City, Oklahoma. Below is a list of the applications running at each location:

Buchanan

Manufacturing:       MRP/Master Schedule
                     Inventory Control
                     Bill of Materials
                     Routings/Shop Scheduling
                     Work Orders
                     Purchase Orders
                     Work on Progress
                     Forecasting
                     Physical Inventory
                     Cycle Counting
                     Scrap Reporting

Finance:             Accounts Payable
                     Accounts Receivable
                     General Ledger
                     Budgets
                     Fixed Assets
                     Payroll
                     Labor/Absence Reporting
                     Costing

Marketing:           Order Processing
                     Invoicing Distribution
                     Sales
                     Pricing
                     Finished Goods Reporting

Miscellaneous:       Repairs
                     Service Awards
                     Mailing System
                     Menu System
                     Benefits Data Collection
                     Communication/Passthru Routines


Oklahoma City

Manufacturing:       MRP/Master Schedule
                     Inventory Control
                     Bill of Materials
                     Routings
                     Work Orders
                     Purchase Orders
                     Work on Progress
                     Forecasting
                     Physical Inventory
                     Cycle Counting
                     Scrap Reporting